EXHIBIT 10

CONSENTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firms” and “Financial Statements and Exhibits” in the Statement of Additional Information, and to the inclusion of our report, dated March 1, 2019, on the financial statements of Transamerica Variable Funds (comprising, respectively, Government Money Market, High Quality Bond, Inflation-Protected Securities, Intermediate Bond, High Yield Bond, Balanced II, Large Value Opportunities, Large Core, Large Growth, Small Cap Core, International Equity and Calvert), for the fiscal year ended December 31, 2018, included in the Statement of Additional Information in Post-Effective Amendment Number 42 to the Registration Statement (Form N-4, No. 33-73734) of Transamerica Variable Funds.

We also consent to the incorporation by reference of our report, dated February 26, 2019, on Transamerica Asset Allocation Variable Funds (comprising, respectively, Transamerica Asset Allocation – Short Horizon Subaccount, Transamerica Asset Allocation – Intermediate Horizon Subaccount and Transamerica Asset Allocation – Intermediate/Long Horizon Subaccount) included in its Annual Report for the fiscal year ended December 31, 2018.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

April 30, 2019

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 of Transamerica Variable Funds of our report dated April 25, 2019, relating to the financial statements of Transamerica Financial Life Insurance Company, which appears in such Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
April 25, 2019